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                                                                   EXHIBIT 10.13

                                AMENDMENT NO. 1
                                      TO
                         MANAGEMENT SERVICES AGREEMENT


     Amendment made this 4th day of October, 1999, to be effective as of the Effective Time (as defined below), by and between Hologic, Inc. ("Hologic") and Vivid Technologies, Inc. (formerly known as Vivitech, "Vivid") to the Management Services Agreement dated as of June 22, 1989 by and between Hologic and Vivid (the "Agreement"). Except as set forth below, the Agreement shall remain in full force and effect. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

                             Preliminary Statement

     WHEREAS the Agreement was entered into at the time when Vivid was a development stage company;

     WHEREAS Hologic and Vivid agree that neither party required the protection afforded by a six-month notice to termination provision in the Agreement;

     WHEREAS Vivid and EG&G, Inc. have entered into an Agreement and Plan of Merger dated the date hereof (the "Merger Agreement"), pursuant to which Vivid will merge with a subsidiary of EG&G, Inc. and become a wholly owned subsidiary of EG&G, Inc. (the "Merger");

     WHEREAS the parties contemplate that the Agreement will be terminated immediately upon the Effective Time (as defined in the Merger Agreement);

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is being acknowledged, the parties agree as follows:

    1. Section 2 of the Agreement shall be deleted in its entirety and the following substituted in its place:

     "2.  Term.  This Agreement shall continue until terminated by either party.
          ----
          Such termination will take effect immediately unless the parties mutually agree otherwise."

    2. This Amendment is effective only upon the occurrence of the Effective Time. If the Merger Agreement is terminated in accordance with Article VII thereof, this Amendment shall be null and void. This Amendment may be amended or modified only by a written instrument executed by Vivid and Hologic.

    3. The Agreement, as supplemented and modified by this Amendment, together with the other writings referred to in the Agreement or delivered pursuant thereto which form a part thereof, contain the entire agreement among the parties with respect to the subject matter thereof
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and amend, restate and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

     4. Upon effectiveness of this Amendment, on and after the date hereof, each reference in the Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import, and each reference in the other documents entered into in connection with the Agreement, shall mean and be a reference to the Agreement, as amended hereby. Except as specifically amended above, the Agreement shall remain in full force and effect and is hereby ratified and confirmed.

     5. This Amendment shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the Commonwealth of Massachusetts.

     6. This Amendment may be executed in any number of counterparts and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

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     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

HOLOGIC, INC.                                    VIVID TECHNOLOGIES, INC.

By: /s/  Steve L. Nakashige                      By:    William J. Frain
    ------------------------------               ------------------------------
Title: President & COO                           Title:  Chief Financial Officer


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